Exhibit 10.31

CONFIDENTIAL

February 24, 2025

NewGenIvf Group Limited

1/F, Pier 2

Central

Attn: Mr Wing Fung Alfred Siu

This Consulting Services Agreement (the “Agreement”) is entered into as of February 24, 2025 (the “Effective Date”) between NewGenIVF Group Limited, a British Virgin Islands company with company number 2116988 (hereinafter to be referred to, collectively with its subsidiaries and affiliates, as “Party A”) , and A SPAC (Holdings) Group Corp. (as “ASPAC”), a corporation incorporated under the laws of the British Virgin Islands, with BVI Company Number 2064583, having its registered office at Ritter House, Wickhams Cay, II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (each a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Party A desires to engage ASPAC to provide certain consulting services in connection with its business development activities, and ASPAC has agreed to provide such services on the terms and conditions set forth herein;

WHEREAS, in consideration for ASPAC’s services, Party A agrees to pay $300,000 in advance and issue to ASPAC certain shares of Party A’s stock, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

In consideration of the promises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Consulting Services to be Rendered.

a)	In connection with this Agreement, the anticipated scope of services to be provided by ASPAC shall include, to the extent appropriate under the circumstances:

(i)	Advising Party A on engaging professional parties for fundraising activities;

(ii)	Recommending professional service providers for business development and capital markets transactions;

(iii)	Offering guidance on structuring and negotiating with third parties (e.g., legal counsel, auditors, or other professionals); and

(iv)	Providing general advisory services related to Party A’s corporate growth strategy.

2.	Out of Scope Services.

a)	The services to be rendered by ASPAC do not include the services or activities of an “investment advisor” as that term is defined by as defined in the Investment Advisors Act of 1940 and, in performing services under this agreement, consultant shall not be deemed to be an investment advisor under such laws.

b)	It is expressly understood, acknowledged and agreed that (i) ASPAC will not provide any legal, regulatory, accounting, appraisal, or tax advice, or develop any tax strategies, or provide any opinions for Party A; and (ii) the Services provided by ASPAC shall only be of a consultancy nature, not constituting any regulated activities with license requirements. Party A agrees that should there be any license requirements for any of the planned activities emerging, Party A shall appoint a suitable licensed intermediary to serve as a regulated intermediary as required by any applicable laws and regulations.

3.	Certain Representations.

a)	Party A acknowledges and agrees that any and all decisions, acts, actions, or omissions with respect to its activities shall be the sole responsibility of Party A and its management. ASPAC shall not be held responsible for any such decisions, acts, actions, or omissions.

b)	Party A Representations. Party A hereby represents and warrants to ASPAC that:

(i)	It has full authority to enter into this Agreement and to perform its obligations hereunder, including the issuance of the Shares;

(ii)	The Shares, upon issuance, will be validly issued, fully paid, non-assessable, and free of any liens, encumbrances, or restrictions (other than as required by applicable law);

(iii)	Party A will use its best efforts to ensure the Shares are registered and freely tradeable by the Tradeability Date; and

(iv)	This Agreement constitutes a valid and binding obligation of Party A, enforceable against it in accordance with its terms.

c)	ASPAC Representations. ASPAC hereby represents and warrants to Party A that:

(i)	It has full authority to enter into this Agreement and to perform its obligations hereunder;

(ii)	This Agreement constitutes a valid and binding obligation of ASPAC, enforceable against it in accordance with its terms.

4.	Term of Agreement.

a)	It is acknowledged and agreed that this Agreement shall be effective as of the date of mutual execution hereof.

b)	This agreement shall be for a term of 1 year from the Effective Date.

5.	Compensation.

a)	Party A agrees that the total compensation for ASPAC’s services under this Agreement shall consist of (i) a non-refundable cash advance payment of Three Hundred Thousand United States Dollars (US$300,000), and (ii) the issuance of one hundred and fifty thousand (150,000) shares of Party A’s common stock (the “Shares”), as outlined below.

(i)	Cash Advance Payment. Party A agrees to pay ASPAC a cash advance of Three Hundred Thousand United States Dollars (US$300,000) as partial compensation for ASPAC’s services under this Agreement. The Parties acknowledge that the partial compensation has been received by ASPAC to the following account

Bank Name: DBS Bank (HK) Ltd

Bank Address: 17th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong

SWIFT Code: DHBKHKHH

Account Name: A SPAC (HOLDINGS) GROUP CORP.

Account Number: P-508335

(ii)	Share Issuance. Party A agrees to issue to ASPAC one hundred and fifty thousand (150,000) shares of Party A’s common stock (the “Shares”) as additional compensation for ASPAC’s services under this Agreement. The Shares shall be issued no later than September 30, 2025 (the “Issuance Date”), subject to adjustment as provided in Section 5(c). The Shares shall be fully paid, non-assessable, and free of any liens or encumbrances.

b)	Adjustments to Shares. Without limiting the other provisions of this Agreement, if at any time after the Effective Date and prior to the Tradeability Date, any change occurs in the outstanding securities of Party A, including by reason of any reclassification, recapitalization, share split (including a reverse share split), combination, exchange, readjustment of shares, share dividend, or similar transaction or event, the number of Shares to be issued to ASPAC under this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this section shall not be construed to permit Party A to take any action with respect to its securities that is prohibited by the terms of this Agreement.

c)	Party A agrees to use its best efforts, at its own expense, to file any necessary registration statements with the U.S. Securities and Exchange Commission (the “SEC”) before May 31, 2025 (“Registration Date”) to obtain the effectiveness of such registration statements to ensure that the Shares are freely tradeable under applicable securities laws by or before September 30, 2025 (the “Tradeability Date”).

d)	Cash Payment Alternative. Party A shall pay to ASPAC a cash fee of Eight Hundred Thousand United States Dollars (US$800,000) (the “Cash Fee”) in immediately available funds (i) on June 1, 2025, in the event such registration statement covering the Shares is not filed by or before the Registration Date; or (ii) on October 1, 2025, if the Shares are not freely tradeable by the Tradeability Date. Upon payment of the Cash Fee, Party A shall have no further obligation to issue the Shares to ASPAC under this Agreement, and such payment shall constitute full and complete satisfaction of Party A’s compensation obligations hereunder.

6.	Joinder to Registration Rights Agreement.

By signing this Agreement, the Parties acknowledges, agrees, and confirms that, as of the Effective Date, ASPAC shall be deemed a party to, and a “holder” under, Party A’s Amended and Restated Registration Rights Agreement dated April 3, 2024 by and among A SPAC I Mini Acquisition Corp., and the parties listed therein (the “RRA”), and shall be entitled to all of the rights, benefits, privileges, terms, conditions, and covenants of the RRA as if it were an original signatory thereto.

7.	Independent Contractor.

a)	The parties agree that ASPAC shall act solely as an independent contractor with respect to the duties contemplated by this Agreement. ASPAC is not authorized to make any representations, warranties, covenants, or commitments of any nature whatsoever on behalf of Party A, unless and then only to the extent expressly authorized in writing by Party A to do so.

b)	Party A agrees that ASPAC is not and will not be deemed for any purpose to be acting as an agent, joint venturer, or partner of the other, and that ASPAC assumes no responsibility, express or implied, for any actions or omissions of, or the performance of services by, any other party in connection with this Agreement.

8.	Confidentiality.

a)	Each Party undertakes that it shall not at any time disclose to any person any confidential information (whether or not stated to be confidential or marked as such) concerning the business, affairs, distributors, clients or suppliers of the other Party or of any member of the group of companies to which the other Party belongs, except (i) to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party’s obligations under this Agreement; and (ii) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

b)	No Party shall use any other Party’s confidential information for any purpose other than to exercise its rights or perform its obligations under this Agreement.

9.	Disclaimers; Acknowledgements.

Party A understands that ASPAC and its affiliates (together, the “Consultant Group”) are engaged in a wide range of services and businesses. Accordingly, there may be situations where parts of ASPAC Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with Party A’s interests. In recognition of the foregoing, Party A agrees that ASPAC Group is not required to restrict its activities as a result of this Agreement, and that ASPAC Group may undertake any business activity without further consultation with or notification to Party A. Neither this Agreement nor the receipt by ASPAC of Information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) that would prevent or restrict ASPAC Group from acting on behalf of other customers or for its own account.

10.	Limitation of Liability

Neither ASPAC nor any of its affiliates, officers, directors, employees, or agents shall have any liability to Party A, its security holders or creditors, or any person asserting claims on behalf of Party A for any losses, damages, liabilities, or expenses arising out of the services rendered herein, except to the extent such losses arise from ASPAC’s fraud, gross negligence, bad faith, or willful misconduct.

11.	Further Assurances

Each Party agrees to execute and deliver such further documents, instruments, and agreements, and to take such further actions, as may be reasonably requested by the other Party to give effect to the purposes of this Agreement and to carry out its provisions.

12.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong Special Administrative Region. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the Hong Kong International Arbitration Centre Administered Arbitration rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrator shall be one. The arbitration proceedings shall be conducted in English. Each of ASPAC and Party A waives any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by ASPAC.

13.	Parties; Assignment.

This Agreement will not be assignable or transferable by either party without the prior written consent of the other; provided, that ASPAC may, without such consent, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates or assign any or all of its rights or obligations hereunder to an affiliate. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

14.	Severability.

In the event that any term or provision of this Agreement shall be adjudged by any court of competent jurisdiction to be illegal, invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered. The parties will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

15.	Interpretation; Construction.

There shall be no construction of any provision against ASPAC because this Agreement was drafted by ASPAC, and the parties waive any statute or rule of law to such effect. The headings set forth in this agreement are for convenience of reference only and shall not be used in interpreting this agreement. In this agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “Dollars” or “$” means U.S. dollars; and (v) the term “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity.

16.	Entire Agreement.

This Agreement sets forth the entire understandings of the parties relating to the subject matter hereof, and supersedes and cancels any prior or contemporaneous communications, understandings or agreements between the parties hereto.

17.	Modification; Waiver.

This Agreement may not be altered, amended, changed or modified, nor can any of its provisions be waived, except by written amendment signed by both parties hereto. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof.

18.	Limitation of Liability.

ASPAC and Party A further agree that neither ASPAC nor any of its affiliates or any of its/their respective officers, directors, controlling persons, employees or agents shall have any liability to Party A or any person asserting claims on behalf of or in the right of Party A for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to the services rendered herein.

19.	Counterparts.

This Agreement may be executed in counterparts and by facsimile, each of which, when taken together, shall constitute one and the same agreement. Execution and delivery of such counterparts by electronic means shall not impair the validity of such execution and delivery.

[Signature page follows]

Agreed to and accepted as of the date first written above by:

A SPAC (Holdings) Group Corp.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	CEO

Agreed to and accepted as of the date first written above by:

NewGenIvf Group Limited

By:	/s/ Wing Fung Alfred Siu
Name:	Wing Fung Alfred Siu
Title:	Chief Executive Officer